Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of UniTek Global Services, Inc.:

•	Form S-8 No. 333-164080

•	Form S-8 No. 333-144946

of our report dated April 12, 2010 (except Notes 1, 22, 23, and 24, as to which the date is August 13, 2010) with respect to the consolidated financial statements of UniTek Holdings, Inc. included in this Form 8-K dated August 13, 2010.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 13, 2010